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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



    We consent to the reference to our firm under the captions "Summary Consolidated Financial Information," "Selected Consolidated Financial Data" and "Experts" and to the use of our reports on International Controls Corp. and Subsidiaries dated March 1, 1994, Checker Motors Corporation and Subsidiaries (Issuer Group) dated March 1, 1994, except for Note A as to which the date is July 26, 1994, and Great Dane Trailers, Inc., and Subsidiaries dated March 1, 1994, in Amendment No. 3 to the Registration Statement (Form S-1, No. 033-52255) and related Prospectus of International Controls Corp. dated July 29, 1994.



                                          /s/ ERNST & YOUNG



Kalamazoo, Michigan
July 29, 1994